Exhibit T3G

SICOG Oil and Gas Limited (Barbados) Active Oil & Gas Investments in Cuba Sherritt International Corporation (SIC) (Canada) Parent Company Metals Marketing and Fertilizer Division Active – Principal and Head Office SM Marketing Inc. (formerly 1341774 Ontario Limited.) (Ontario) Active Finance Services Sherritt International Oil and Gas Limited (Alberta) Pakistan permits Active Oil & Gas Operations Office Sherritt International Investments Limited (Barbados) Active Investments in Cuba Sherritt Gordon International Ltd. (Barbados) Inactive Holding Company Being liquidated The Cobalt Refinery Holding Company Ltd. (New Brunswick) Holding Company Active Owns 50% interest in COREFCO 672538 Alberta Ltd. o/a SI Supply & Services Holding Company (Alberta) Active Services Company for JV Seashore Services Inc. (Bahamas) Active Provides general administrative services The Cobalt Refinery Company Inc. (“COREFCO”) (Alberta) Active – Toll refines nickel/cobalt sulphides into commodity nickel and cobalt for ICCI 50% owned by General Nickel 672539 Alberta Ltd. o/a SI Utilities Company (Alberta) Active Services Company for JV SI Supply & Services Limited (fka 672540 Alberta Ltd.) (Alberta) Active Services Company for JV 1683740 Alberta Ltd. (Alberta) (June-13-2012) Active Canada Northwest Resources Limited (Canada) Inactive Holding Company Canada Northwest Oils (Europe) B.V. (Netherlands) Active Management of Europe based oil & gas operations Sherritt International (Bahamas) Inc. (Bahamas) Active Owns 50% of ICCI and Moa International Cobalt Company Inc. (“ICCI”) (Bahamas) Active Acquisition and sale of nickel/ cobalt Moa Nickel S.A. (Cuba) Active Mining and processing of nickel/ cobalt sulphides for sale to ICCI/ COREFCO Sherritt Utilities Inc. (Barbados) Active Owner of Sherritt Power share of Energas Energas S.A. (Cuba) Active Construction and Operation of Gas Plants and Power Generation facilities 760434 Alberta Limited (Alberta) Inactive Holds installment receipts 50% 100% 100% 100% 100% 100% 100% 100% 100% 100% as at March 4, 2025 subject to change: reviewed quarterly) Sherritt Power (Bahamas) Inc. (Bahamas) Active 33.3% 100% Dynatec Technologies Ltd. (Ontario 2007 09 14) Active used for U.S. transactions Audited Financial Statements are prepared/required Technologies Oil Metals Power Dynatec Miscellaneous Madagascar Mineral Investments Ltd. (British Virgin Islands) Active Sherritt Madagascar S.A. (Madagascar) Active Les Entreprises Dynatec Qumin Inc. (Quebec) Inactive 100% Dynatec Engineering Limited (Ontario) Inactive Highwood Resources Ltd. (Ontario) Active 100% Dynatec Perforaciones de Mexico, S.A. de C.V. (Mexico) Inactive P.T. Dynatec Drilling Indonesia (Indonesia) Inactive Dynatec Perforaciones Argentina S.A (Argentina) Inactive 100% 95% Dynatec Inversiones Ltda. (Chile) Inactive Dynatec Perforaciones Limitada (Chile) Inactive 100% 99.9% Corporate 5% SCON Limited (Ontario) (May-16-2008) Active Construction Company for use by Capital Projects Capital Projects Sherritt Energie S.A. (Madagascar) Inactive 99.4%(1) (1) Yasmin Gabriel], Frédéric Ranjatoely and Tafitaharijao Ratsimba each hold 1 share of Sherritt Energie S.A. (2) Yasmin Gabriel], Frédéric Ranjatoely and Tafitaharijao Ratsimba each hold 1 share of Sherritt Madagascar S.A. 100% common shares 785,315,215 preferred shares 1836774 Ontario Limited (Ontario) (Nov-12-2010) Active 100% 0.1% Coal 95% 100% New Providence Metals Marketing Inc. (Bahamas) (Jan-13-2012) Active 100% FOR INTERNAL USE ONLY OG Finance Inc. (Alberta) (Oct-18-2012) Active 100% Paying and Receiving Services Power Finance Inc. (Alberta) (Oct-18-2012) Active Paying and Receiving Services 100% SIC Marketing Services (UK) Limited (United Kingdom) (June-25-2013) Active Marketing Services Company 100% 21,000,000 preferred shares 100% 100% SI Finance Ltd. (Ontario) (May-29-2007) Active Finance Services re: Ambatovy US$ transactions 100% 99.9%(2) Restricted Subs/Guarantors under Indenture CNWL Oil (Espana) S.A. (Spain) Active Holds all Spanish Oil & Gas interests 100% 100% 100% 100% 50% 50% 100% 100% SBCT Logistics Ltd. (continued into CBCA on Aug-23-2019) Active 100% 100% Unrestricted Subs 100% New Providence Metals Sales Inc. (Bahamas) (Jul-7-2022) Active 100% 16743714 Canada Inc. (CBCA 2025 02 12) 100% PRIVILEGED AND CONFIDENTIAL, PROJECT INDIA TO: TORYS 25-2043-2 C1.3 P27